Exhibit 10.1
STOCK PURCHASE AGREEMENT
     This Stock Purchase Agreement (this “Agreement”) is dated March 31, 2009, by and between Satellite Overseas (Holdings) Limited (the “Investor”) and Novavax, Inc., a Delaware corporation (the “Company”), whereby the parties agree as set forth herein. Certain terms are defined in Section 10 of this Agreement.
     WHEREAS, the Company and the Investor have entered into an agreement (the “JV Agreement”) to form a joint venture to develop and commercialize vaccines, including vaccines that leverage the Company’s VLP technology and vaccines based on Investor’s technology, for sale within the Indian market and to establish local manufacturing capability in India based on the Company’s novel disposable vaccine production system under licensing rights to be obtained from the Company;
     WHEREAS, the Company and the Investor have entered into a Master Services Agreement under which Investor and/or its affiliates will perform certain services for the Company; and
     WHEREAS, in connection with the anticipated joint venture, Investor has agreed to make an equity investment in the Company, in accordance with the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.
          1. Subscription.
               (a) Investor agrees to buy and the Company agrees to sell and issue to Investor 12,500,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), for an aggregate purchase price of $11,000,000, at a per share purchase price of $0.88 (the “Purchase Price”).
               (b) The Shares have been registered on a Registration Statement on Form S-3, Registration No. 333-138893 (the “Registration Statement”), which registration statement has been declared effective by the Securities and Exchange Commission and is effective on the date hereof (together with any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”)). A final prospectus supplement will be delivered to the Investor as required by law.
               (c) On the closing date, which, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, is expected to occur on or about March 31, 2009 (the “Closing Date”), upon satisfaction or waiver of all the conditions to closing set forth in this Agreement, (i) the Purchase Price for the Shares purchased by the Investor will be delivered by or on behalf of the Investor to the Company against delivery of the Shares, and (ii) the Company shall cause its transfer agent to release to the Investor the number of Shares being purchased by the Investor (such release shall be made through the facilities of The Depository Trust Company’s DWAC system). The provisions set forth in Exhibit B hereto shall be incorporated herein by reference as if set forth fully herein.

          2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to and agrees with Investor as of the date hereof and as of the Closing Date and any other date specified below, that:
               (a) The Company has been duly incorporated and has a valid existence and the authorization to transact business as a corporation under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a Material Adverse Effect.
               (b) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a Material Adverse Effect. All subsidiaries and their respective jurisdictions of incorporation are identified on Schedule I hereto. Except as disclosed in Schedule I, all of the outstanding capital stock or other voting securities of each subsidiary is owned by the Company, directly or indirectly, free and clear of any lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities). Other than the Company’s 4.75% senior convertible notes (the “Convertible Notes”) and warrants to purchase 3,343,325 of Company Common Stock (the “2008 Warrants”), there are no outstanding (i) securities of the Company or any subsidiary of the Company which are convertible into or exchangeable for shares of capital stock or voting securities of any subsidiary of the Company or (ii) options or other rights to acquire from the Company or any subsidiary of the Company, or other obligation of the Company or any subsidiary of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any subsidiary of the Company (collectively, the “Subsidiary Securities”). There are no outstanding obligations of the Company or any subsidiary of the Company to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.
               (c) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement, when duly executed and delivered by the Company, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
               (d) The Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor as contemplated by this Agreement, the Shares will (i) be validly issued, fully paid and nonassessable, (ii) not be subject
Stock Purchase Agreement

to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock, which have not been waived or complied with, and (iii) conform to the description of the Common Stock contained in the Prospectus. The capital stock of the Company, including the Common Stock, conforms as to the legal matters to the description thereof, if any, contained in the Registration Statement and the Prospectus, and as of the date thereof, the Company had authorized capital stock as set forth therein. The Shares are in due and proper form and the holders of Shares will not be subject to personal liability by reason of being such holders.
               (e) The execution and delivery of the Agreement does not, and the compliance by the Company with the terms hereof will not, (i) violate the Certificate of Incorporation (as amended to date) of the Company or the By-Laws (as amended to date) of the Company, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is bound, or (iii) result in a violation of, or failure to be in compliance with, any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental, regulatory or self-regulatory agency or body having jurisdiction over the Company or its subsidiary, except in the case of (ii) and (iii) where such breach, violation, default or the failure to be in compliance would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration, filing or qualification of or with any such court or governmental, regulatory or self-regulatory agency or body is required for the valid authorization, execution, delivery and performance by the Company of the Agreement or the issuance of the Shares, except for such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Securities Act or state securities or “blue sky” laws and have been or will be obtained and which have been or will be made in connection with the listing of the Shares on the Nasdaq Global Market.
               (f) The Company meets the requirements for the use of Form S-3 under the Securities Act for the primary issuance of securities. The Registration Statement has been declared effective by the Commission and at the time it became effective, and as of the date hereof, the Registration Statement complied and complies with Rule 415 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement complied, on the date of the Prospectus, the Prospectus will comply, and at the date of the Closing, the Registration Statement and the Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations of the Commission thereunder; on the effective date of the Registration Statement, the Registration Statement and the additional information disclosed by the Company to the Investor in a document titled “Investor Information” (the “Investor Information”) did not, on the date of the Prospectus, the Prospectus did not, and at the date of the Closing, the Registration Statement and the Prospectus and the Investor Information, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made (with respect to the Prospectus), not misleading; and when filed with the Commission, the documents incorporated by reference in the Registration Statement and the Prospectus, complied or will comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder. There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement
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that is not described or filed as required. The Company’s form 10-K for year ended 2008 will not contain any material information that is not included in the Investor Information.
               (g) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Investor Information comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (except, with respect to the unaudited consolidated financial statements and the accompanying footnotes which are subject to customary audit adjustments) applied on a consistent basis, are consistent in all material respects with the books and records of the Company, and accurately present in all material respects the consolidated financial position, results of operations and cash flow of the Company and its subsidiary as of and for the periods covered thereby. There are no other financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus.
               (h) There are no material liabilities of the Company or any subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities disclosed in the consolidated financial statements and financial schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus, and other undisclosed liabilities which, individually or in the aggregate, are not material to the Company and its subsidiary, taken as a whole.
               (i) Neither the Company nor its subsidiary has sustained, since the respective dates of the latest audited financial statements included or incorporated by reference in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Registration Statement and Prospectus; and, since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or its subsidiary, the Company and its subsidiary have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions, except for entering into purchase orders in the ordinary course of business, and there has not been any material adverse change in or affecting the general affairs, assets, business, management, financial position or condition, stockholders’ equity or results of operations of the Company and its subsidiary considered as a whole, otherwise than as disclosed in the Registration Statement and Prospectus.
               (j) Other than as disclosed in the Prospectus, there are no legal, governmental or regulatory proceedings pending to which the Company or its subsidiary is a party or of which any material property of the Company or its subsidiary is the subject which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to issue and sell the Shares; to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others.
               (k) The Company and its subsidiary have good and marketable title to all the real property and owns all other properties and assets, reflected as owned in the financial statements included or incorporated by reference in the Registration Statement, the Prospectus
Stock Purchase Agreement

and the Investor Information, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements or which are not material to the Company and its subsidiary taken as a whole. The Company and its subsidiary hold their respective leased real and personal properties under valid and binding leases, except where the failure to do so would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.
               (l) The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon or has filed all necessary extensions, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would in the aggregate or individually reasonably be expected to have a Material Adverse Affect.
               (m) There are no authorized options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or its subsidiary other than the 2008 Warrants and those accurately described in the Registration Statement and the Prospectus. There are no holders or beneficial owners of securities of the Company having rights to registration thereof whose securities have not been previously registered or who have not waived such rights with respect to the registration of the Company’s securities on the Registration Statement, except where the failure to obtain such waiver would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
               (n) Other than as disclosed in the Prospectus, the Company together with its subsidiary owns and possesses all right, title and interest in and to, or, to the Company’s knowledge, has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Intellectual Property”) material to the business of the Company and its subsidiary taken as a whole as currently conducted and as described in the Prospectus. To the Company’s knowledge and except as would not individually or in the aggregate have a Material Adverse Effect, there is no infringement or other violation by third parties of any of the Intellectual Property of the Company. Neither the Company nor its subsidiary has received any notice of infringement or misappropriation from any third party that has not been resolved or disposed of. Further, there is no pending or, to the Company’s knowledge and except as would not individually or in the aggregate have a Material Adverse Effect, threatened action, suit, proceeding or claim by governmental authorities or others that the Company is infringing a patent, and there is no pending or, to the Company’s knowledge and except as would not individually or in the aggregate have a Material Adverse Effect, threatened legal or administrative proceeding relating to patents and patent applications of the Company, other than proceedings initiated by the Company before the United States Patent and Trademark Office and the patent offices of certain foreign jurisdictions which are in the ordinary course of patent prosecution. To the Company’s knowledge, the patent applications of the Company presently on file disclose patentable subject matter, and the Company is not aware of any inventorship challenges, any interference which has been declared or provoked, or any other material fact that (i) would preclude the issuance of patents with respect to such applications, or (ii) would lead outside patent counsel for the Company to reasonably conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.
               (o) The Company conducts its business in compliance in all respects with applicable laws, rules and regulations of governmental and regulatory bodies to which it is subject, except where the failure to be in compliance would not have a Material Adverse Effect.
Stock Purchase Agreement

               (p) All offers and sales of the Company’s capital stock prior to the date hereof were at all relevant times registered pursuant to the Securities Act or exempt from the registration requirements of the Securities Act and were issued in compliance in all material respects with applicable state securities or blue sky laws.
               (q) The Company has filed with the Nasdaq Global Market a Notification of Listing of Additional Shares with respect to the Shares required by the rules of the Nasdaq Global Market and has not received a notice from the Nasdaq Global Market that such notification is insufficient. The offer and sale of the Shares does not require stockholder approval under Rule 4350 of the Nasdaq Stock Market Rules.
               (r) Neither the Company nor its subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or its subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.
               (s) There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
               (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the most recent audit of the effectiveness of the Company’s internal control over financial reporting, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
               (u) The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data to management and the board of directors of the Company. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been
Stock Purchase Agreement

no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
               (v) The Company and, to its knowledge, all of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission.
               (w) The Company is not, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be, (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
               (x) The Company maintains insurance in such amounts and covering such risks as it reasonably considers to be adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
               (y) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the published rules and regulations thereunder, or the interpretations thereof by the Commission.
               (z) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates for Discontinued Operations” in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and in the Investor Information accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); and (B) the judgments and uncertainties affecting the application of Critical Accounting Policies.
               (aa) Neither the Company nor, to the Company’s knowledge, any of its officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
               (bb) No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Registration Statement and the Prospectus which has not been so described. There are no outstanding loans, advances (except
Stock Purchase Agreement

normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to, or for the benefit of, any of the current officers or directors of the Company.
               (cc) The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act during the preceding 12 months, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.
               (dd) The Company and its subsidiary (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business and the same are effective and in use on the date of this Agreement and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.
               Neither the Company nor its subsidiary is engaged in any unfair labor practice; except for matters that would not, individually or in the aggregate, result in a Material Adverse Effect and (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or its subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or its subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or its subsidiary, and (ii) to the Company’s knowledge (A) no union organizing activities are currently taking place concerning the employees of the Company or its subsidiary and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company or its subsidiary.
               (ff) The Company and its subsidiary are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its subsidiary would have any liability; neither the Company nor its subsidiary has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the
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Internal Revenue Code of 1986, as amended, including the regulations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable opinion or determination letter issued by the Internal Revenue Service and nothing has occurred, whether by action or by failure to act, which is reasonably expected to result in the revocation of such determination letter.
               (gg) Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Prospectus and the Investor Information, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.
               (hh) The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or its subsidiary or in which the Company or its subsidiary or products or product candidates have participated that are described in the Registration Statement and the Prospectus were and, if still pending, are being conducted in accordance in all material respects with all statutes, laws, rules and regulations administered by the Food and Drug Association (“FDA”) and with standard medical and scientific research procedures. The descriptions in the Registration Statement, the Prospectus and the Investor Information of the results of such studies and tests are accurate and complete in all material respects and fairly present the published data derived from such studies and tests. Neither the Company nor its subsidiary has received any notices or other correspondence from the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies or tests, which such termination, suspension or material modification would reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiary is in compliance with all applicable laws, regulations, orders and decrees governing its business as prescribed by the FDA except where noncompliance would not, singly or in the aggregate, result in a Material Adverse Effect.
               (ii) Other than as set forth on Schedule II attached hereto, as of the date of this Agreement, the only outstanding indebtedness of the Company consists of (i) the Convertible Notes, which, unless converted into Common Stock or amended, will be paid on or before July 19, 2009 with funds then held by the Company, and (ii) ordinary course trade payables.
               (jj) The board of directors of the Company has taken all actions necessary to be taken to pre-approve the transactions contemplated by this Agreement such that (i) the restrictions contained in Section 203 of the Delaware General Corporation Law (“DGCL”) applicable to a “business combination” (as defined therein), and (ii) the applicable anti-takeover provisions contained in the Company’s Shareholder Rights Plan adopted on August 7, 2002 (the “Shareholder Rights Plan”) will not apply to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement.
          3. Investor Representations, Warranties and Acknowledgments.
               (a) The Investor represents and warrants that: (i) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may
Stock Purchase Agreement

be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not result in a breach of (A) the Investor’s certificate of incorporation or by-laws (or other governing documents), or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (iv) it has had full access to the base prospectus included in the Registration Statement, the Prospectus and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials; (v) in making its investment decision in this offering, the Investor and its advisors, if any, have relied solely on the Company’s public filings with the Securities and Exchange Commission and the Investor Information; (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares; (vii) except as set forth below, the Investor has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company and (viii), except as set forth below, the Investor is not a, and it has no direct or indirect affiliation or association with any, National Association of Securities Dealers, Inc. member as of the date hereof.

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
               (b) The Investor also represents and warrants that, other than the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any disposition, including “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (the “Short Sales”), in the securities of the Company during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (“Discussion Time”). The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
          4. Investor Covenant Regarding Short Sales and Confidentiality. The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the Discussion Time and ending on the date the transactions contemplated by this Agreement are publicly disclosed. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company through a press release, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
Stock Purchase Agreement

          5. Pre-emptive Right.
               (a) Except with respect to Exempt Issuances, for so long as Investor “beneficially owns” (as determined under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) an aggregate number of shares of Common Stock equal to or greater than five percent (5%) of the then issued and outstanding shares of Common Stock (the “Threshold Amount”), the Company hereby grants Investor the right to purchase its Pro-Rata Portion of any new Equity Securities that the Company may from time to time propose to issue or sell to any party.
               (b) Additional Issuance Notices. The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in subsection (a) above to the Investor. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase Equity Securities, to the extent known to the Company at the time, and shall set forth the material terms and conditions of the proposed issuance, including, without limitation:
                    (i) the number and description of the new Equity Securities proposed to be issued and the percentage of the Company’s outstanding equity interests such issuance would represent;
                    (ii) the proposed issuance date; and
                    (iii) the proposed purchase price per share.
The Company shall provide written notice to Investor if the terms set forth in the Issuance Notice are updated or changed in any material respect (a “Material Update”) as the details listed in Sections 5(b)(i), (ii) and (iii) are known.
               (c) Exercise of Pre-emptive Rights. Investor shall, for a period of fifteen (15) business days following the initial receipt of an Issuance Notice (the “Exercise Period”), have the right to elect irrevocably to purchase up to its Pro Rata Portion of the new Equity Securities at the purchase price and on the other terms set forth in the Issuance Notice by delivering a written notice to the Company. If the Company provides a Material Update, the Exercise Period shall be extended by five calendar days from the date of receipt of the Material Update, if such extension is longer than the expiration of the Exercise Period. The closing of any purchase by Investor shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice; provided, however that, the closing of any purchase by Investor may be extended beyond the closing of the transaction described in the Issuance Notice to the extent necessary to obtain required government approvals and other required third party approvals or consents (and the Company shall use its reasonable best efforts to obtain such approvals and consents).
               (d) Sales to the Prospective Buyer. If Investor fails to elect to purchase all or part of its Pro Rata Portion allotment of the new Equity Securities described in the Issuance Notice within the time period described in subsection (c), the Company shall be free to complete the proposed issuance or sale of new Equity Securities described in the Issuance Notice at a price and on other terms no less favorable to the Company than those set forth in the Issuance Notice. If the Company does not enter into an agreement for the sale of such new Equity Securities within twenty (20) business days after the expiration of the time period described in subsection (c), or if such agreement is not consummated within sixty (60) days after the execution thereof, the pre-emptive right provided hereunder shall be deemed to be revived and such new
Stock Purchase Agreement

Equity Securities shall not be issued or sold unless first reoffered to the Investor in accordance with this Section 5.
          6. Board Seat. During the period of time (the “Investor Board Representation Period”) beginning on the date the Investor “beneficially owns” (as determined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended) the Threshold Amount, and ending on the date the Investor owns less than the Threshold Amount, the Investor may designate one member of the Board (the “Investor Director”), who shall also serve on such committees of the Board as designated by the Board. In connection therewith, the Company hereby agrees to create a vacancy and appoint Dr. Rajiv I. Modi (the “Representative”) as a Class I director of the Company. As a Class I director, the Representative will be subject to stockholder vote at the Annual Meeting of Stockholders to be held in June 2011. The Company agrees to cause the Representative to be nominated and recommended for reelection for so long as the Investor beneficially owns Common Stock in excess of the Threshold Amount, and to promptly take any action as may be necessary after any stockholder meeting to effect the first sentence of this Section 6. The Investor will cause the Representative to supply any customary or required information and consents reasonably required by the Company to be included in the Company’s Proxy Statements and filings with the Commission under the Securities Act and the Exchange Act of 1934. The Company agrees that in the event it receives a request by the Investor to replace the Representative, the Company will reasonably cooperate with Investor to effect such replacement provided that the replacement individual is reasonably acceptable to the Board of Directors.
          7. Public Disclosure. The Company shall (i) before the opening of trading on the Nasdaq Global Market on the next trading day after the date hereof, issue a press release, disclosing all material aspects of the transactions contemplated hereby, to the extent permitted by applicable law, and (ii) make such other filings and notices in the manner and time required by the Securities and Exchange Commission with respect to the transactions contemplated hereby. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by law or the rules and regulations of any self-regulatory organization or exchange to which the Company or its securities are subject.
          8. Conditions. The obligation of the Investor to purchase and acquire the Shares hereunder shall be subject to the condition that all representations and warranties and other statements of the Company shall be true and correct as of and on each of the date of this Agreement and the date of the Closing, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
               (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and the Investor shall have received the Prospectus in accordance with the federal securities laws.
               (b) Prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, which would constitute a Material Adverse Effect, and that makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.
Stock Purchase Agreement

               (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Shares or materially and adversely affect or reasonably be believed to materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Shares or materially and adversely affect or reasonably be believed to materially and adversely affect the business or operations of the Company.
               (d) The Investor shall have received from Ballard Spahr Andrews & Ingersoll, LLP, counsel to the Company, such counsel’s written opinion and written statement, addressed to the Investor and dated the Closing Date, in form and substance as set forth in Exhibit B.
               (e) The Shares shall have been authorized for quotation on the Nasdaq Global Market, Inc.
               (f) The JV Agreement and the agreements contemplated thereby, and the Services Agreement shall have been executed and delivered by the parties thereto.
               (g) The actions taken by the Company’s board of directors to pre-approve the transactions contemplated by this Agreement for purposes of Section 203 of the DGCL and the Company’s Shareholder Rights Agreement shall not have been amended or modified in any respect and remain in full force and effect.
          9. Indemnification.
               (a) Indemnification of the Investor. The Company agrees to indemnify and hold harmless each of the Investors and its owners, officers, directors, managers, members, agents, advisors, successors and assigns (each, an “Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations promulgated under the Securities Act, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform their respective obligations hereunder or under law; provided, however, that the
Stock Purchase Agreement

Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus Supplement in reliance upon and in conformity with written information furnished to the Company by the Indemnified Party, specifically for use in the preparation thereof.
          In addition to their other obligations under this Section 9(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding brought or threatened against the Indemnified Party and which arises out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9(a), they will reimburse each Indemnified Party on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse such Indemnified Party for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Indemnified Party that received such payment shall promptly return it to the party or parties that made such payment, together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by The Wall Street Journal (the “Prime Rate”). Any such interim reimbursement payments which are not made to an Indemnified Party within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.
               (b) Notice and Procedures. Promptly after receipt by an Indemnified Party under subsection (a) above of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve the Company from any liability that it may have to any Indemnified Party except to the extent the Company has been materially prejudiced by such failure. In case any such action shall be brought against any Indemnified Party, and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate in, and, to assume the defense thereof, with counsel satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of the Company’s election so to assume the defense thereof, the Company shall not be liable to such Indemnified Party under such subsection for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Indemnified Party, it is advisable for the Indemnified Party to be represented by separate counsel, the Indemnified Party shall have the right to employ a single counsel to represent such Indemnified Party, in which event the reasonable fees and expenses of such separate counsel shall be borne by the Company and reimbursed to the Indemnified Party as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).
          The Company under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify each Indemnified Party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested the Company to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by this Section 8, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than
Stock Purchase Agreement

30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Indemnified Party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent (a) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.
               (c) Contribution; Limitation on Liability. If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) above, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Party on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnified Party and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Indemnified Party agree that it would not be just and equitable if contributions pursuant to this Section 9(c) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 9(c). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9(c) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any action or claim which is the subject of this Section 9(c). Notwithstanding the provisions of this Section 9(c), no Indemnified Party shall be required to contribute any amount in excess of the amount received by it (net of expenses) from the public sale of Shares purchased by it pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
               (d) Non-Exclusive Remedies. The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Indemnified Party within the meaning of the Securities Act. Each Indemnified Party shall also have all rights and remedies available to it under the law and in equity, in addition to the rights and benefits of this Section 9.
Stock Purchase Agreement

               (e) Survival. Except in the case of fraud, gross negligence or willful misconduct, the provisions of this Section 9 shall survive until the first anniversary of the Closing.
          10. Miscellaneous.
               (a) Definitions. As used herein, the following terms have the meanings indicated:
                    (i) “Commission” means the Securities and Exchange Commission.
                    (ii) “Exempt Issuances” means issuances in which Equity Securities are issued (i) as a dividend, stock split or other distribution payable pro rata to all holders of Common Stock, (ii) to employees, officers, directors or consultants of the Company pursuant to any employee benefit plans or programs approved by the Board or any committee thereof, to the extent that the total number of Equity Securities issuable pursuant to such plans or programs does not exceed 15% of the shares of Common Stock outstanding on the date hereof, (iii) upon the conversion or exercise of any options, warrants or other rights to purchase Common Stock (A) outstanding on the date hereof or (B) issued in accordance with the foregoing clause (ii), (iv) as consideration for a merger, consolidation or purchase of assets; and (v) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), provided that (A) any transaction described in this clause (v) has been approved by a majority of the full Board of Directors of the Company and (B) in any twelve (12)-month period, (I) the aggregate number of Equity Securities issued in any transaction or series of related transactions described in this clause (v) at a price per share of less than $0.88 (appropriately adjusted for any stock splits, reverse stock splits, stock dividends, combinations, recapitalizations or the like, the “Per Share Purchase Price”) shall not exceed 5% of the number of issued and outstanding shares of Common Stock at the beginning of such period (the “Initial Capitalization”), and (II) the aggregate number of Equity Securities issued in all transactions described in this clause (v) at a price per share less than the Per Share Purchase Price shall not exceed 10% of the Initial Capitalization.
                    (iii) “Equity Securities” means any and all shares of Common Stock of the Company and any securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares or such convertible, exchangeable or exercisable securities.
                    (iv) “Material Adverse Effect” means a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the its subsidiary, taken as a whole, or a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Documents or to consummate any transactions contemplated by the Transaction Documents or the Prospectus.
                    (v) “Pro Rata Portion” means that portion of Equity Securities that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable securities then held, by the Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion, exchange and exercise of all outstanding convertible, exchangeable and exercisable securities).
Stock Purchase Agreement

                    (vi) “Prospectus” means the prospectus forming a part of the Registration Statement and the prospectus supplement relating to the Offered Shares in the form first filed pursuant to Rule 424(b) under the Securities Act, as amended (the “Securities Act”), as further amended or supplemented prior to the execution of this Agreement, and shall include all information and documents incorporated by reference in such prospectus.
               (b) This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor until the first anniversary of the Closing. This Agreement may be modified only in writing signed by the parties hereto.
               (c) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile, PDF or other electronically transmitted means.
               (d) The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.
               (e) All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:
     To the Seller: as set forth on the signature page hereto.
     To the Investor: as set forth on the signature page hereto.
     All notices hereunder shall be effective upon receipt by the party to which it is addressed.
               (f) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Agreement.
Stock Purchase Agreement

     If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Agreement.

NOVAVAX, INC.

By:	/s/ Rahul Singhvi Rahul Singhvi
President and Chief Executive Officer

Address for Notice:
Novavax, Inc.
9920 Belward Campus Drive
Rockville, MD 20850
Facsimile: 240-268-2128
Email: rsinghvi@novavax.com
Attention: Chief Executive Officer

SATELLITE OVERSEAS (HOLDINGS) LIMITED

By:	/s/ Rajiv I. Modi Rajiv I. Modi
Director
Address for Notice:
c/o Barleigh Wells Limited
7 Hill Street
Douglas, Isle of Man
Facsimile: +44 20 74905102
Email: PankajShah@LubbockFine.co.uk
Attention: Pankaj Shah